UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CIMG	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Changzheng Ye

On September 8, 2026, Changzheng Ye resigned from the board of directors (the “Board”) of CIMG Inc. (the “Company”) and from all committees of the Board on which he served, effective immediately. Mr. Ye advised the Company that his resignation was for personal reasons and was not the result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

Appointment of Dongwei Li

On September 10, 2026, the Board appointed Dongwei Li as an independent director of the Company, effective September 11, 2026, to fill the vacancy created by Mr. Ye’s resignation. In connection with his appointment, Mr. Li was appointed to serve as a member and Chair of the Audit Committee of the Board, effective September 11, 2026.

Mr. Li, 35, has served as Co-Founder of Zeen Tendering and Procurement (Guangdong) Co., Ltd. since January 2021, where he participates in strategic planning, business development and daily operations. From January 2015 to December 2020, Mr. Li served as Director of Major Projects at Shenzhen Pagoda Industrial (Group) Corporation Limited, where he was responsible for the planning, advancement and overall management of major investment and construction projects. Mr. Li received a Bachelor of Science degree in Computer Science and Technology from Zhengzhou University in 2009. We believe that Mr. Li is qualified to serve on the Board because of his expertise in strategic planning and corporate management.

There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was selected as a director of the Company. There are no transactions involving Mr. Li that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into a director offer letter and an indemnification agreement with Mr. Li, each dated September 11, 2026. Pursuant to the director offer letter, Mr. Li will receive cash compensation in the amount of $25,000 per year for his service as a director. The foregoing descriptions of the director offer letter and indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Director Offer Letter, dated September 11, 2026, between CIMG Inc. and Dongwei Li
10.2	Indemnification Agreement, dated September 11, 2026, between CIMG Inc. and Dongwei Li
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: September 14, 2026	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer